UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2018

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1953 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01.	Entry Into Material Definitive Agreement
On July 11, 2018, Natus Medical Incorporated (the “Company”) and James B. Hawkins entered into the Separation Agreement, as described below.

Item 2.02.	Results of Operations and Financial Condition
On July 11, 2018, the Company issued a press release regarding the matters discussed in this Form 8-K and which included second quarter 2018 revenue estimates. A copy of the press release containing these results is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and the information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of James B. Hawkins as President, Chief Executive Officer and Director; Appointment of Jonathan A. Kennedy as President, Chief Executive Officer and Director

On July 11, 2018, James B. Hawkins, President, Chief Executive Officer, and a member of the Board of Directors (the “Board”) of the Company, resigned from all positions with Natus. Mr. Hawkins' decision to resign from the Board was not related to a disagreement with Natus over any of its operations, policies or practices. The Board has agreed that Mr. Hawkins will receive the benefits to which he is entitled upon a termination without cause, other than in connection with a change of control, under his Employment Agreement dated April 19, 2013, subject to his compliance with the terms thereof, and as described in Compensation Discussion and Analysis in the Company's Proxy Statement for the 2018 Annual Meeting of Stockholders. The Company has entered into a letter agreement (“Separation Agreement”) with Mr. Hawkins to this effect.

On July 11, 2018, the Board appointed Jonathan A. Kennedy, current Executive President Finance and Chief Financial Officer of the Company, age 47, as President and Chief Executive Officer to replace Mr. Hawkins. The Board also elected Mr. Kennedy to the Board to fill the vacancy created by Mr. Hawkins' resignation.

Mr. Kennedy has been the Company's Senior Vice President and Chief Financial Officer since April 8, 2013 and has served as the Company's Executive Vice President and Chief Financial Officer since September, 2016. Mr. Kennedy served as the Chief Financial Officer and Senior Vice President of Intersil Corporation from April 2009 to March 31, 2013 and its Principal Accounting Officer until March 31, 2013. Mr. Kennedy served as Interim Chief Financial Officer of Intersil Corp. from December 3, 2008 to April 2009. He joined Intersil in 2004 as Director of Finance and served as its Corporate Controller since 2005. He was Advisor of Intersil Corporation from March 31, 2013 to April 5, 2013. He held management roles in Finance and IT with Alcon Inc. and Harris Corporation. He is a Certified Public Accountant. Mr. Kennedy holds a Bachelor of Science degree in Business Administration and a Master of Science degree in Accounting from the University of Central Florida.

There are no family relationships between Mr. Kennedy and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment as President and Chief Executive Officer, Mr. Kennedy will receive an annual base salary of $650,000 in 2018, and will remain eligible to participate in the Company's Cash Incentive Plan. Mr. Kennedy's target bonus as a percentage of 2018 base salary will be 100%, and his minimum and maximum cash bonus percentages may range from 50% to 200% of the target amount, provided the threshold for bonus payment has been achieved.

In addition, Mr. Kennedy will receive an equity award valued at $1.6 million, consisting of 50% in value in stock options, which shall vest in equal installments on each anniversary of the grant date over a four year period, and 50% in value of performance stock units.

Mr. Kennedy will also enter into a new employment agreement with severance terms corresponding to those of the agreement with the Company's previous President and Chief Executive Officer, Mr. Hawkins.

Resignation of Jonathan A. Kennedy as Executive Vice President Finance and Chief Financial Officer; Appointment of Sharon Villaverde as Interim Chief Financial Officer

On July 11, 2018, and concurrently with his appointment as President and Chief Executive Officer of the Company, Mr. Kennedy ceased to serve as Executive President Finance and Chief Financial Officer of the Company. The Board appointed Sharon Villaverde, the Company's Vice President, Finance, as interim Chief Financial Officer, effective as of July 11, 2018. Mrs. Villaverde, age 44, has served as Vice President of Finance at the Company since May 2017. From June 2013 to May 2017, she was the Company's Corporate Controller. Before joining Natus, Mrs. Villaverde held management roles in Finance with Lockheed Martin and Alcon, Inc. She holds a Bachelor of Science degree in Accounting from the University of Central Oklahoma. Mrs. Villaverde also is a Certified Public Accountant.

There are no family relationships between Mrs. Villaverde and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure
On July 11, 2018, the Company issued a press release announcing the matters discussed above in this Report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated July 11, 2018 announcing leadership changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: July 11, 2018	By:	/s/ Jonathan A. Kennedy
Jonathan A. Kennedy
President and Chief Executive Officer